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[WEATHERFORD LOGO]                                                  NEWS RELEASE



          WEATHERFORD REPORTS FOURTH QUARTER RESULTS OF $0.25 PER SHARE



HOUSTON, February 3, 2003 - - Weatherford International Ltd. (NYSE: WFT) today reported 2002 fourth quarter revenues of $581.9 million and net income of $31.5 million, or $0.25 per diluted share. In the fourth quarter of 2001, revenues and net income were $620.9 million and $54.5 million ($0.44 per diluted share), respectively. Net income in the fourth quarter of 2001 adjusted to exclude goodwill amortization net of taxes would have been $64.2 million ($0.51 per diluted share).

         Due to significant drilling activity declines in the US and certain international markets, including Venezuela, Kazakhstan and the UK sector of the North Sea, Weatherford's fourth quarter financial performance declined from the prior year fourth quarter levels. Fourth quarter activity levels versus the prior 2001 period fell approximately 15 percent in the US, 40 percent in Venezuela and more than 10 percent in the UK. Over the same time frame, Weatherford's revenues declined 6 percent. Profit margins also declined due to higher spending for research and development.

         For the full year 2002, revenues were $2.3 billion and net income excluding the non-recurring charge was $150.2 million ($1.20 per diluted share). In 2001, full year revenues were $2.3 billion and net income was $214.7 million ($1.76 per diluted share). Net income for the 2001 year excluding goodwill amortization net of taxes would have been $251.5 million ($2.04 per diluted share).


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DRILLING & INTERVENTION SERVICES
--------------------------------

Revenues in the fourth quarter of 2002 were $327.3 million, 8 percent below the prior year's fourth quarter and 2 percent higher than the preceding quarter. EBITDA (operating income adding back depreciation and amortization and non-recurring charges) of $92.7 million was 22 percent below the comparable quarter of 2001 and 7 percent below the preceding quarter. Sequentially, Drilling & Intervention Services' fourth quarter performance reflected the continuing sluggish drilling environment in the United States, the demobilization of the Tengiz project in Kazakhstan, slower activity in the UK sector of the North Sea, and a strike-led decline in Venezuelan activity.

COMPLETION SYSTEMS
------------------

Fourth quarter 2002 revenues of $81.1 million were 21 percent lower than the same quarter last year and 8 percent lower sequentially. EBITDA of $15.1 million was 34 percent below the prior year's fourth quarter and 17 percent below the preceding quarter. Sequentially, Completion Systems' performance was affected by geographic trends similar to those for Drilling & Intervention Services.

ARTIFICIAL LIFT SYSTEMS
-----------------------

Revenues in the fourth quarter of 2002 of $173.5 million were 6 percent higher than the fourth quarter of 2001 and 2 percent below the preceding quarter. EBITDA of $32.8 million was higher than the prior year and 9 percent above the preceding quarter. In spite of the negative effect of the Venezuelan volume decline, record levels of production optimization sales fueled margin growth for this division.

RESEARCH & DEVELOPMENT
----------------------

The Company's research and development (R&D) expenses were at a record level of $24.4 million in the fourth quarter of 2002 due in part to one-time costs for prototype development and testing. R&D represents a critical investment in new technologies. These technologies experienced a number of milestones in the fourth quarter of 2002 including the installation of the

                                                                               2
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150th Expandable Sand Screen (ESS(TM)) in China, the first installation of a permanent fiber optic seismic array in a well in France and the continuing successful commercialization of underbalanced drilling and drilling with casing
(DwC) systems.

Weatherford is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs approximately 15,000 people worldwide.

                                     # # #


Contact:    Don Galletly    (713) 693-4148
            Lisa Rodriguez  (713) 693-4746

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford's prospects for its operations and the successful integration of the plan of restructuring, all of which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International Ltd.'s and Weatherford International, Inc.'s reports and registration statements filed with the SEC, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the demand for and pricing of Weatherford's products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting our business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.





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                         WEATHERFORD INTERNATIONAL LTD.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      (In 000's, Except Per Share Amounts)



                                                       Three Months                  Twelve Months
                                                     Ended December 31,            Ended December 31,
                                                 -------------------------     ---------------------------
                                                     2002           2001           2002            2001
                                                 ----------     ----------     -----------     -----------
Net Revenues:
       Drilling and Intervention Services        $  327,273     $  353,943     $ 1,269,883     $ 1,340,140
       Completion Systems                            81,113        102,878         366,564         350,685
       Artificial Lift Systems                      173,499        164,115         692,483         610,951
       Compression Services                            --             --              --            26,939
                                                 ----------     ----------     -----------     -----------
                                                    581,885        620,936       2,328,930       2,328,715
                                                 ----------     ----------     -----------     -----------

Operating Income (Loss):
       Drilling and Intervention Services            53,245         82,425         247,616         344,413
       Completion Systems                             5,635         14,695          49,007          48,207
       Artificial Lift Systems                       26,857         24,923         100,637          86,283
       Compression Services                            --             --              --              (511)
       Research and Development                     (24,439)       (15,638)        (79,586)        (50,777)
       Equity in Earnings                             5,663          6,820          24,303          21,528
       Corporate Expenses                           (10,140)       (10,019)        (44,097)        (39,669)
       Non-recurring Charge                            --             --          (232,493)           --
                                                 ----------     ----------     -----------     -----------
                                                     56,821        103,206          65,387         409,474

Other Income (Expense):
       Other, Net                                     7,991            368           9,377          (1,016)
       Currency Gain/(Loss)                           1,712            753          (2,565)            151
       Interest Expense, Net                        (21,481)       (19,482)        (82,882)        (71,389)
                                                 ----------     ----------     -----------     -----------
Income (Loss) Before Income Taxes                    45,043         84,845         (10,683)        337,220
Provision for Income Taxes                          (13,502)       (30,321)        (71,629)       (122,569)
Benefit for Income Taxes, Related to
    the Non-recurring Charge                           --             --            76,282            --
                                                 ----------     ----------     -----------     -----------
Net Income (Loss)                                $   31,541     $   54,524     $    (6,030)    $   214,651
                                                 ==========     ==========     ===========     ===========

Earnings (Loss) Per Share:
    Basic                                        $     0.26     $     0.47     $     (0.05)    $      1.88
    Diluted (1)                                  $     0.25     $     0.44     $     (0.05)    $      1.76

Weighted Average Shares Outstanding:
    Basic                                           120,843        116,793         120,058         114,018
    Diluted                                         125,822        137,540         120,058         133,255


(1) Diluted earnings per share for the three and twelve months ended December 31, 2001 excluding goodwill amortization, net of taxes, was $0.51 and $2.04, respectively.
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                         WEATHERFORD INTERNATIONAL LTD.
                            SUPPLEMENTAL INFORMATION
                                   (In 000's)

                                                       Three Months                 Twelve Months
                                                    Ended December 31,            Ended December 31,
                                                 ------------------------    --------------------------
                                                    2002          2001           2002           2001
                                                 ----------    ----------    -----------    -----------
Geographic Revenues:
    Eastern Hemisphere                           $  254,912    $  255,758    $ 1,029,088    $   797,236
    United States                                   188,252       231,575        774,345        949,342
    Canada                                           84,093        76,345        320,851        333,417
    Latin America                                    54,628        57,258        204,646        248,720
                                                 ----------    ----------    -----------    -----------
                                                 $  581,885    $  620,936    $ 2,328,930    $ 2,328,715
                                                 ==========    ==========    ===========    ===========

Depreciation and Amortization:
    Drilling and Intervention Services           $   39,448    $   37,022    $   153,371    $   136,760
    Completion Systems                                9,434         8,112         32,290         29,845
    Artificial Lift Systems                           5,971         7,738         23,057         28,646
    Compression Services                               --            --             --            4,184
    Research and Development                            863           615          3,276          2,102
    Other                                               884         1,797          2,924          6,592
                                                 ----------    ----------    -----------    -----------
                                                 $   56,600    $   55,284    $   214,918    $   208,129
                                                 ==========    ==========    ===========    ===========

Research and Development:
    Drilling and Intervention Services           $    7,578    $    7,136    $    26,590    $    24,321
    Completion Systems                               14,401         7,376         44,984         22,327
    Artificial Lift Systems                           2,460         1,126          8,012          4,043
    Compression Services                               --            --             --               86
                                                 ----------    ----------    -----------    -----------
                                                 $   24,439    $   15,638    $    79,586    $    50,777
                                                 ==========    ==========    ===========    ===========